EXHIBIT 99.1

               30DC ANNOUNCES FISCAL 2015 SECOND QUARTER RESULTS


New York, NY, February 18, 2015, 30DC, Inc. (OTCQB: TDCH), a provider of web-based tools for the monetization of digital content, today announced that during its fiscal second quarter ending December 31, 2014, the company, recognized revenues of $176,722 from continuing operations compared to $207,746 during the fiscal second quarter period ending December 31, 2013. Revenues from continuing operations were from the following sources during the fiscal second quarter ending December 31, 2014 compared to December 31, 2013.

                             Three Months       Three Months        Increase
                                 Ended              Ended               or
                           December 31, 2014  December 31, 2013    (Decrease)
                          ------------------ ------------------ ----------------
Revenue
  Commissions             $         14,991   $        12,755    $         2,236
  Subscription Revenue              31,684                 -             31,684
  Products and Services            130,047           194,991            (64,944)
                          ------------------ ------------------ ----------------
   Total Revenues         $        176,722   $       207,746    $       (31,024)


                              Six Months         Six Months
                                Ended               Ended         Increase or
                          December 31, 2014  December 31, 2013     (Decrease)
                          -----------------  ----------------- -----------------
Revenue
  Commissions             $       28,926     $        31,729   $         (2,803)
  Subscription Revenue            61,638                   -             61,638
  Products and Services          786,225           2,118,896         (1,332,671)
                          -----------------  ----------------- -----------------
   Total Revenues         $      876,789     $     2,150,625   $   $ (1,273,836)


For the fiscal second quarter ending December 31, 2014 revenues from continuing operations decreased 14.93%. The $31,684 increase in subscription revenue was due to a new online forum subscription product which was launched in April 2014 that has a recurring monthly charge. The $64,944 decrease in products and services revenue resulted from a number of offsetting factors. One factor is that the MagCast Publishing Platform decreased by $141,717 primarily due to a special promotion that permitted any existing customer to purchase an additional license in October 2013. This promotion was not repeated in the second quarter of 2014. This decrease was partially offset by a $10,725 increase in sales of Market Pro Max, including the Ultimate Product System. The Ultimate Product System is a training program that includes a lifetime license for one Market Pro Max marketing web site. There was also an increase in sales of $66,113 from other products the company has developed including those that increase traffic to web sites.

For the fiscal six months ending December 31, 2014 revenues from continuing operations decreased 59.23%. The $61,638 increase in subscription revenue was due to a new online forum subscription product which was launched in April 2014 and has a recurring monthly charge. The $1,332,671 decrease in products and services revenue was mainly due to a decrease of $1,430,830 in revenue from the MagCast Publishing Platform which resulted from a smaller Digital Publish Blueprint ("DPB") launch promotion in July 2014 than August 2013. This was partially offset by a $30,689 increase in sales of Market Pro Max including the Ultimate Product System as described above. There was also an increase in sales of $67,535 in the sale of other products the company has developed.

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According to Ed Dale, 30DC's CEO, "The majority of revenue in the past two years has come from the sale of Digital Publishing Blueprint ("DPB"), a digital publishing training program which includes a single lifetime MagCast license. These were all one-time sales, without a recurring revenue component, and, as a consequence, the company's sales fluctuated based upon the timing of promotional launches. DPB was targeted to our historical customer base in Internet marketing, and a majority of sales were through affiliate relationships."

Ted Greenberg, CFO, added, "To date we have sold in excess of 4,000 licenses, and customers have published more than 2,000 digital magazine titles. This has provided us with real-world feedback on our products. DPB provided the capital for the multiple MagCast platform upgrades to date without the need for outside capital."

Moving forward, the company is seeking to develop recurring MagCast revenue and believes our digital publishing products will be attractive to a wider audience outside of our traditional customer base. Management recently updated and enhanced its internal growth plan and hopes to begin implementing it in the near future.

Operating Expenses from continuing operations were $412,620 and $1,050,701 respectively, for the three months and six months ending December 31, 2014, compared to $613,324 and $1,898,606 for the same periods in the prior fiscal year. One of the factors contributing to the decrease in operational expenses during the six month period ending December 2014 was that there was a smaller DPB launch than during the six month period ending December 2013 with fewer affiliates participating, which resulted in lower affiliate commission expense and lower credit card processing fees. Other factors contributing to the decrease in operational expenses during both the six month and three month periods ending December 2014, compared to the respective periods in the prior year, were decreases in the costs of independent contractors, officers'salariesofficers' salaries and travel expenses.

Net loss was $(218,693) or $(.00) per share and net loss $(187,013) or $(.00) per share for the second quarter and fiscal six months ending December 31, 2014, compared to a loss of $(406,292) or $(.00) per share and a gain of $336,546 or $.00 per share for the same periods of fiscal 2013. The decrease in net income from continuing operations of $519,444 for the six month period ending December 2014 was due to the decrease in revenue of $1,273,836 offset by the decrease in operating expenses of $847,905 and forgiveness of debt income of $93,513 in the six months ending December 2013.

30DC ended December 31, 2014 with $123,102 of cash and $546,823 of shareholders' equity. The company currently has 76,853,464 common shares outstanding which reflects the redemption of 10,560,000 shares during the year as part of the divestiture of the Immediate Edge business in February 2014. Operating results for the Immediate Edge for all periods reported in the December 2014 10Q and June 2014 10K have been reclassified to discontinued operations and are not included in the above numbers for continuing operations.

ABOUT 30DC, INC.

30DC produces tools and platforms for individuals, companies and consultants to easily create original digital content for either sale or internal communications purposes without the need for coding or design skills. 30DC also provides the latest eCommerce tools and training to sell subscriptions, create membership sites and sell courses and products. 30DC is known for its training expertise and ability to turn publishing and eCommerce amateurs into professionals. For addition information on 30DC, please download a corporate fact sheet at http://30dcinc.com/investors/news.

30DC INVESTOR RELATIONS MAGAZINE

30DC Investor Relations Magazine is a free publication available in the Google Play Store and on Apple Newsstand by subscription only. The latest issue can be downloaded now via the following links:

Google:

https://play.google.com/store/apps/details?id=com.bdidfeidjj.ibbbdidfeidjj

Apple Newsstand:

https://itunes.apple.com/us/app/30dcir-mag/id737655178?mt=8

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for growth, profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional information:
Greg Laborde. 30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com